Exhibit 99.1

23andMe Announces the Closing of its Acquisition of Lemonaid Health

SUNNYVALE, Calif., November 1, 2021 — 23andMe Holding Co. (Nasdaq: ME) (“23andMe”), a leading consumer genetics and research company, today announced that it has completed its previously-announced acquisition of Lemonaid Health, Inc. (“Lemonaid Health”), an on-demand platform for accessing medical care and pharmacy services online.

“This acquisition marks the first step in 23andMe’s journey to provide our customers with truly personalized healthcare, starting with genetics as the foundation,” said Anne Wojcicki, CEO and Co-Founder of 23andMe. “Lemonaid Health’s telemedicine platform and digital pharmacy will enable us to bring better healthcare to individuals in an affordable and accessible way, and ultimately empower people to take better control of their health.”

Lemonaid Health Co-founder and CEO Paul Johnson will serve as the Vice President and General Manager of 23andMe’s consumer business, which now includes Lemonaid Health. The U.K. business of Lemonaid Health will continue to be led by Ian Van Every, Managing Director and Co-Founder of Lemonaid Health.

Lemonaid Health’s medical and pharmacy services, including its team of physicians and nurse practitioners serving patients in all 50 states, will become an integral part of 23andMe’s consumer business. Lemonaid Health’s culture of innovation and its focus on patient care aligns perfectly with 23andMe’s commitment to consumer empowerment and its mission of enabling people to use their personal genetic health information to live healthier lives.

Advisors

Allen & Company LLC acted as financial advisor to 23andMe, and Morgan, Lewis & Bockius LLP was 23andMe’s legal advisor. Fenwick & West LLP and Nelson Hardiman LLP were Lemonaid Health’s legal advisors.

About 23andMe

23andMe, Inc., headquartered in Sunnyvale, CA, is a leading consumer genetics and research company. Founded in 2006, 23andMe’s mission is to help people access, understand, and benefit from the human genome. 23andMe has pioneered direct access to genetic information as the only company with multiple Food and Drug Administration authorizations for genetic health risk reports. 23andMe has created the world’s largest crowdsourced platform for genetic research, with 80% of its customers electing to participate. The 23andMe research platform has generated more than 180 publications on the genetic underpinnings of a wide range of diseases, conditions, and traits. The platform also powers the 23andMe therapeutics group, currently pursuing drug discovery programs rooted in human genetics across a spectrum of disease areas, including oncology, respiratory, and cardiovascular diseases, in addition to other therapeutic areas. More information is available at www.23andMe.com.

About Lemonaid Health

Lemonaid Health is a leading innovator in telemedicine and prescription drug delivery. The Lemonaid Health platform leverages clinical algorithms to augment its experienced medical providers’ knowledge base, enabling patients to quickly, safely and inexpensively get care and prescriptions for a variety of common medical conditions. The company’s mail order pharmacy ships medicine the same day. Lemonaid Health is taking on the challenge of creating a new and better healthcare system for the future. Learn more at lemonaidhealth.com.

Forward-Looking Statements

This communication contains certain “forward-looking statements” including statements regarding the anticipated benefits of 23andMe’s acquisition of Lemonaid Health (the “Transaction”). The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained herein are based on 23andMe’s current expectations and beliefs concerning future developments and their potential effects, but there can be no assurance that these will be as anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of 23andMe), or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These factors include, among others: the inability to recognize the anticipated benefits of the Transaction; the effect of the Transaction on Lemonaid Health’s ability to retain and hire key personnel, its ability to maintain relationships with whom it does business, or its operating results and business generally; risks related to diverting management’s attention from 23andMe’s ongoing business operations; and costs related to the Transaction. Except as required by law, 23andMe does not undertake any obligation to update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.

Contacts

Investor Relations Contact: investors@23andMe.com

Media Contact: press@23andMe.com